Exhibit 99.1

[LOGO]

Safe Harbor During the course of this presentation, we will be providing you with a discussion of some of the factors we currently anticipate may influence the future results of Republic Bancorp, Inc. (“Republic” or the “Company”), as well as certain financial projections. We want to emphasize that these forward-looking statements involve judgment, and that individual judgments may vary. Moreover, these statements are based on limited information available to us now, which is subject to change. Actual results may differ substantially from what we say today and no one should assume later that the comments we provide today are still valid. They speak only as of today. Specific risk factors that could change causing our projections not to be achieved are discussed in the “Risk Factors” section of our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2014, and other reports filed with the SEC from time to time. 2

Steve Trager Chairman and Chief Executive Officer 3

Highlights Year ended December 31, 2013 4

5

Stock Overview 6 1998 – IPO completed 2.6 million shares issued (adjusted) NASDAQ Symbol RBCAA Shares Outstanding – 12/31/13 20.8 million Market Capitalization – 12/31/13 510 million Average Daily Volume 31,758 shares (trailing 12 months at 12/31/13) Stock Price – 12/31/13 $24.54 Stock Price - 12/31/12 $21.13 Book Value Per Share – 12/31/13 $26.09 Tangible Book Value Per Share – 12/31/13 $25.35 Diluted Earnings per Class A Common Stock (2013) $1.22 Price / Earnings Ratio 20.80 X (trailing 12 months as of 12/31/13) Class A Common Stock Dividend Yield – 12/31/13 2.82% Number of stock dividends since IPO in 1998 4 Quarterly Cash Dividend increases since IPO in 1998 14 5 year compound growth rate of quarterly cash dividends 7.9%

7 Ten Year Total Returns 12/31/03 - 12/31/13* *Gross dividends assumed to be reinvested into Company stock or the applicable index

2013 Highlights Annual net income of $25.4 million resulting in Diluted Earnings per Class A Common share of $1.22 Return On Average Assets (“ROA”) of 0.75% Return On Average Equity (“ROE”) of 4.65% Ranked FIRST out of all publicly traded financials institutions based on a combined ranking of 2012 core return on tangible common equity and the ratio of average tangible common equity to tangible assets by Bank Director Magazine Ranked 3rd for mid-tier banks with $2 billion to $10 billion in assets based on a three year ROE by American Banker Over $3.0 billion of state and federal electronic tax refunds processed during the first quarter of 2013 8

2013 Highlights (continued) Capital ratios continued to exceed “well capitalized” with a total risk based capital ratio of 26.71% at year end Traditional Banking credit metrics continued to outperform peers Mortgage Warehouse loan portfolio at $150M Grew core deposit balances $61M Increased quarterly cash dividend by 7%, representing the 14th increase since 1999 Opened a second location in Nashville, TN, in the Green Hills area 9

Outstanding Compounded Annual Growth Rates 10 As of December 31, 2013 10-Year Compound Annual Growth Rate 3-Year Compound Annual Growth Rate Stock Price 4.3% 1.1% Annual Cash Dividends (Class A) 5.2% 7.3% Book Value Per Share 12.3% 13.7%

Net Income and Earnings Per Share 11

Net Interest Income – Traditional Banking Segment 12

Balance Sheet 13

Strong Capital Foundation 14 (1) Peer Data obtained from the December 31, 2013 Uniform Bank Performance Report (“UBPR”) 26.71% 25.67% 16.81% Bancorp Republic 12/31/2013 Capital Ratio Tier 1 Leverage Tier 1 Risk Based Total Risk Based Well Capitalized Peer (1) Requirement 9.86% 5.00% 13.43% 6.00% 14.73% 10.00%

15 Highlights Loan Portfolio Total Loans: $2.6 Billion Industry leading credit quality 92% of loans in Kentucky, southern Indiana, and Florida market footprint Diversification between retail and commercial lending Focus on segments where high touch service matters Locally owned business In-market investment real estate Private Banking and Treasury Management Loyal and experienced producers Locally empowered, community based lenders with timely decision making Lending Strategy – Dec. 31, 2013

16 2013 Core Deposits - Quarterly Averages (excludes Institutional Brokered Deposits & CDs) Now & Passbook Savings Quarter Ended Quarter Ended (in thousands) Dec 31, 2013 Dec 31, 2012 Change Non Interest Bearing 505,115 $ 521,188 $ (16,073) $ Now & Passbook Sav ings 725,398 619,107 106,291 Money Market Accounts 390,959 376,639 14,320 Liquid CDs 34,811 34,402 409 Money Market CDs 20,030 21,376 (1,346) Money Market Sav ings 50,287 52,864 (2,577) Total Core Deposits 1,726,600 $ 1,625,576 $ 101,024

17 4th Qtr 2013 Traditional Bank Cost of Deposits: 0.20% Deposit Mix – December 31, 2013 Excluding Deposits Associated with RPG Total Deposits: $2.0 Billion

Deposit Market Share – Jefferson County, Kentucky 18 Source: SNL Financial (Data as of 6/30/13) 21 FDIC Insured Institutions - $16.5 Billion Total Deposits

Industry Strong Credit Quality 19

20 Credit Quality Trends – Traditional Banking (includes acquisitions)

Non Performing Loans To Total Loans 21 (1) Peer Data obtained from December 31, 2013 Uniform Bank Performance Report (“UBPR”)

Delinquent Loans To Total Loans 22

Net Loan Charge Offs To Average Loans (Traditional Banking Segment) 23 (1) Peer Data obtained from December 31, 2013 Uniform Bank Performance Report (“UBPR”)

Highlights First Quarter 2014 24

1Q 2014 Highlights Net income of $12.0 million Return On Average Assets (“ROA”) of 1.34% Return On Average Equity (“ROE”) of 8.69% Capital ratios continued to exceed “well capitalized” with a total risk based capital ratio exceeding 26% Credit metrics continued to outperform peers 25

1Q 2014 Highlights - RPG Over $6 billion of state and federal electronic tax refunds processed, a 77% increase from 2013 Over $66 million loaded onto prepaid cards $4 million in gross loans outstanding for pilot RCS programs 26

Net Income and Earnings Per Share 27

Gross Loans – Core Bank 28 $2,587 In Millions

Asset Quality – 3/31/14 Traditional Banking Segment 29 (1) Peer Data obtained from December 31, 2013 Uniform Bank Performance Report (“UBPR”) Republic Peer (1) Non-performing loans to total loans 0.93% 1.46% Delinquent loans (30-89 days) to total loans 0.16% 0.59%

2014 Branding Campaign 30

Initiatives Bank acquisitions; either purchase or FDIC-assisted Grow traditional loan portfolios – commercial and retail loans Grow product lines – Correspondent Lending and Warehouse Lending Expand new lines of business – Prepaid Cards, Short-term credit products. Add strategically located banking centers in Nashville Focus on core deposit growth initiatives 31

32

33 THANK YOU